UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

WORLDGATE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania  19053
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting (the “Annual Meeting”) of the Company’s stockholders held on December 13, 2007, the Company announced that Richard Westerfer, the Company’s chief operations officer, would be leaving the Company at the end of the year.

Item  8.01.              Other Events.

At the Annual Meeting  of the Company’s stockholders held on December 13, 2007, the stockholders elected seven members to the Company’s Board of Directors.  Those elected to the Board were Hal M. Krisbergh, Steven C. Davidson, Clarence L. Irving, Jr., Martin Jaffe, Jeff Morris, Lemuel Tarshis and David Tomasello.  In addition, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of authorized shares of common stock from 120,000,000 to 200,000,000.  The stockholders rejected an amended to the Company’s amended and restated certificate of incorporation to effect a reverse stock split at the Company’s discretion.

Item 9.01.               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired:  None

(b)           Pro Forma Financial Information:  None

(c)           Shell Company Transactions:  None

(d)           Exhibits:  None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

	By:	/s/ Randall J. Gort
Name: Randall J. Gort
Title: Secretary

Date: December 17, 2007